UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): September 15, 2009
NEUROCRINE BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-22705 (Commission File Number)	33-0525145 (IRS Employer Identification No.)

12780 El Camino Real, San Diego, California (Address of principal executive offices)	92130 (Zip Code)
Registrant’s telephone number, including area code: (858) 617-7600
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 15, 2009, we entered into a Committed Equity Financing Facility (“CEFF”) with Kingsbridge Capital Limited (“Kingsbridge”) pursuant to which Kingsbridge has committed to provide up to $75 million of capital during the next three years through the purchase of newly-issued shares of our common stock. The component documents of the CEFF include a Common Stock Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Rights Agreement”). The funds that can be raised under the CEFF over the three-year term will depend on the price of our common stock at the time of each draw down and the number of shares actually sold by us to Kingsbridge, which may not exceed an aggregate of 7,814,064 shares. We may access capital under the CEFF by making draw downs up to a maximum of the lesser of (i) $15 million and (ii) the greater of (x) 1.75% of our market capitalization as of the date of delivery of the draw down notice once per calendar quarter and up to 1.25% of our market capitalization as of the date of delivery of the draw down notice for any additional draw downs during such calendar quarter and (y) the lesser of (a) 2.75% of our market capitalization as of the date of delivery of the draw down notice and (b) a number of shares determined by a formula based in part on the average trading volume and trading price of our common stock prior to the delivery of the draw down notice issued by us with respect to that draw down pricing period, subject to certain conditions, including a minimum share price threshold of $1.00. Kingsbridge may purchase shares of common stock pursuant to the CEFF at discounts ranging from 5 to 10 percent, depending on the average market price of our common stock during the applicable pricing period for a draw down. During the term of the CEFF, without the prior written consent of Kingsbridge, we may not issue securities that are, or may become, convertible or exchangeable into shares of common stock where the purchase, conversion or exchange price for that common stock is determined using any floating discount or other post-issuance adjustable discount to the market price of the common stock, including pursuant to an equity line financing that is substantially similar to the arrangement provided for in the CEFF. We are not obligated to utilize any of the funds available under the CEFF and there are no minimum commitments or minimum use penalties. We have not sold any shares of common stock to Kingsbridge under the CEFF at this point.
Under the terms of the Rights Agreement, we have agreed to file, within 60 days of September 15, 2009, a registration statement with the SEC to register for resale the 7,814,064 shares issuable pursuant to the CEFF, which registration statement is to be effective within 180 days of September 15, 2009. We are entitled, in certain circumstances, to deliver a “blackout” notice to Kingsbridge to suspend the use of the prospectus covering the shares of common stock that may be issued in connection with the CEFF and prohibit Kingsbridge from selling shares under that prospectus for a period of not more than 30 days. If we deliver a blackout notice in the 15 trading days following the settlement of a draw down, or if the registration statement covering the resale of the shares of common stock to be issued in connection with the CEFF is not effective in circumstances not permitted by the Rights Agreement, then we must make a payment to Kingsbridge, or issue Kingsbridge additional shares in lieu of this payment, calculated on the basis of a varying percentage of an amount based on the number of shares held by Kingsbridge that were purchased pursuant to such draw down and the change in the market price of our common stock between the date the blackout notice is delivered (or the registration statement is not effective) and the date the prospectus again becomes available.
We relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder, in connection with obtaining Kingsbridge’s commitment under the CEFF.
The foregoing is a summary of the terms of the Rights Agreement and the Purchase Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.
On September 15, 2009, we also issued a press release announcing the entering into of the CEFF. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 3.02. Unregistered Sales of Equity Securities.
The information under Item 1.01 of this Current Report on Form 8-K regarding the CEFF is incorporated by reference into this Item 3.02.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Number	Description

10.1	Registration Rights Agreement, dated as of September 15, 2009, by and between Neurocrine Biosciences, Inc. and Kingsbridge Capital Limited.

10.2	Common Stock Purchase Agreement, dated as of September 15, 2009, by and between Kingsbridge Capital Limited and Neurocrine Biosciences, Inc.

99.1	Press release of Neurocrine Biosciences, Inc., dated September 15, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2009	NEUROCRINE BIOSCIENCES, INC.
	By:	/s/ Timothy P. Coughlin
Timothy P. Coughlin
Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

10.1	Registration Rights Agreement, dated as of September 15, 2009, by and between Neurocrine Biosciences, Inc. and Kingsbridge Capital Limited.

10.2	Common Stock Purchase Agreement, dated as of September 15, 2009, by and between Kingsbridge Capital Limited and Neurocrine Biosciences, Inc.

99.1	Press release of Neurocrine Biosciences, Inc., dated September 15, 2009.